UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sykes Enterprises, Incorporated

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SYKES ENTERPRISES, INCORPORATED

April 10, 2020

Dear Shareholder:

I am pleased to invite you to attend the Sykes Enterprises, Incorporated 2020 Annual Meeting of Shareholders. The meeting will be held at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602, on Tuesday, May 12, 2020, at 8:00 a.m., Eastern Daylight Saving Time. While we currently intend to hold the Annual Meeting in person, we are actively monitoring the coronavirus (“COVID-19”) situation and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In light of this evolving situation, we may elect to hold a hybrid Annual Meeting, which would allow shareholders to either attend the Annual Meeting in person or by means of remote communication, or solely by means of remote communication (i.e., virtual meeting). If such a change is made, we will announce the alternative meeting arrangements as promptly as practicable. You are encouraged to monitor our investor relations website at http://investor.sykes.com/company/investors/investor-relations-home/default.aspx for updated information about the 2020 Annual Meeting. In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a proxy statement which describes the items of business to be conducted at the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your vote is important, so to assure your representation at the Annual Meeting, please vote on the matters described in this proxy statement by completing the enclosed proxy card and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote those shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from that nominee authorizing you to vote the shares, and you present that power of attorney or proxy at the Annual Meeting.

Sincerely,

James T. Holder
Corporate Secretary

Important notice regarding the availability of proxy materials for the Shareholders Meeting to be held on May 12, 2020

This proxy statement and our 2019 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

SYKES ENTERPRISES, INCORPORATED

400 N. Ashley Drive, Suite 2800

Tampa, FL 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	8:00 a.m. Eastern Daylight Saving Time on May 12, 2020

Place:	Rivergate Tower 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602
Items of Business:	1. To elect three directors to hold office until the 2023 Annual Meeting of Shareholders;
2. To hold a shareholder advisory vote on executive compensation;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

4. To transact any other business as may properly come before the Annual Meeting.

While we currently intend to hold the Annual Meeting in person, we are actively monitoring the coronavirus (“COVID-19”) situation and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose. In light of this evolving situation, we may elect to hold a hybrid Annual Meeting, which would allow shareholders to either attend the Annual Meeting in person or by means of remote communication, or solely by means of remote communication (i.e., virtual meeting). If such a change is made, we will announce the alternative meeting arrangements as promptly as practicable. You are encouraged to monitor our investor relations website at http://investor.sykes.com/company/investors/investor-relations-home/default.aspx for updated information about the 2020 Annual Meeting. As always, we encourage you to vote your shares prior to the annual meeting.

Only shareholders of record as of the close of business on March 12, 2020 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

Tampa, Florida

April 10, 2020

By Order of the Board of Directors,

James T. Holder
Corporate Secretary

GENERAL INFORMATION

SYKES ENTERPRISES, INCORPORATED

400 N. Ashley Drive, Suite 2800

Tampa, FL 33602

PROXY STATEMENT

2020 Annual Meeting of Shareholders

Tuesday, May 12, 2020

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602, on Tuesday, May 12, 2020, at 8:00 a.m., Eastern

Daylight Saving Time, and any adjournment or postponement of the Annual Meeting. This proxy statement and the annual report to shareholders of the Company for the year ended December 31, 2019 are first being mailed on or about April 10, 2020 to shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled To Vote

The record date for the Annual Meeting is March 12, 2020. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 41,264,038 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a majority vote, as more fully described under Proposal 1 – Election of Directors below. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) is comprised of nine individuals and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), with three directors in each class. Each class generally serves a three-year term expiring at the third annual meeting of shareholders after its election.

The term of the three current CLASS I directors will expire at the Annual Meeting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated James S. MacLeod, William D. Muir, Jr. and Lorraine L. Lutton, the three current CLASS I directors, to stand for re-election as CLASS I directors, whose terms will all expire at the 2023 Annual Meeting of Shareholders.

Provided that a quorum is present at the Annual Meeting, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include (i) votes for the election of such director and (ii) votes against the election of such director, and shall exclude abstentions with respect to that director’s election and broker non-votes.

Incumbent directors MacLeod, Muir, Jr. and Lutton have provided to the Company contingent letters of resignation from the Board, which shall become effective only if such director fails to receive a sufficient number of votes for re-election at the Annual Meeting and the Board determines to accept the resignation. The Board will consider and act upon the contingent letter of resignation of a director who fails to receive the affirmative vote of a majority of the votes cast on his election within ninety (90) days after the date on which the election results were certified and will promptly make public disclosure of the results of its decision. The Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who has tendered his resignation shall not participate in the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until his successor is duly elected, or his earlier resignation or removal.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS IN THE CLASS SPECIFIED AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM THAT ARE NOT OTHERWISE MARKED WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Directors Standing for Election at the 2020 Annual Meeting

CLASS I — TERM EXPIRES AT THE 2023 Annual Meeting.

Name	Age	Position(s) with the Company	Director Since
James S. MacLeod	72	Director & Non-Executive Chairman	2005
William D. Muir, Jr.(1)(4)	51	Director & Chairman of the Compensation Committee	2014
Lorraine L. Lutton(1)(2)(3)	54	Director	2014

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors Whose Term of Office Continues

CLASS III — TERM EXPIRES AT THE 2021 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Charles E. Sykes	57	Director, President & Chief Executive Officer (“CEO”)	2004
William J. Meurer(2)(3)	76	Director & Chairman of the Audit Committee	2000
Vanessa C.L. Chang(2)(3)	67	Director & Chairman of Nominating and Corporate Governance Committee	2016

CLASS II — TERM EXPIRES AT THE 2022 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Carlos E. Evans(1)(4)	68	Director & Chairman of the Finance Committee	2016
W. Mark Watson(3)(4)	69	Director	2018
Mark C. Bozek(1)(4)	60	Director	2019	(5)

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee
(4)	Member of the Finance Committee
(5)	Mr. Bozek previously served as a Director of the Company from August 2003 through March 2013

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our shareholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include public accounting, aerospace, manufacturing, banking, technology, healthcare, telecommunications, finance and retail, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Board of Directors – Summary Information

		Director Since	Industry Experience			Committees Membership				Other Public Co. Boards	Mandatory Retirement Date
Name	Age			Diversity	Independent	AC	CC	FC	NGC
Mark C. Bozek	60	2019(1)	Business/ Marketing	White/ Male	✓		M	M		—	2028
Vanessa C.L. Chang	67	2016	Accounting/ Real Estate	Asian/ Female	✓	M			C	3	2030
Carlos E. Evans	68	2016	Banking	Hispanic/ Male	✓		M	C		—	2028
Lorraine L. Lutton	54	2014	Health Care	White/ Female	✓	M	M		M	—	2032
James S. MacLeod	72	2005	Financial Services/ Education	White/ Male	✓					2	2026
William J. Meurer	76	2000	Accounting	White/ Male	✓	C*			M	—	2021
William D. Muir, Jr.	51	2014	Manufacturing/ Engineering	Hispanic/ Male	✓		C	M		1	2035
Charles E. Sykes	57	2004	Business Process Outsourcing	White/ Male						—	2027
W. Mark Watson	69	2018	Accounting	White/ Male	✓	M*		M		2	2028

(1) Mr. Bozek previously served as a Director of the Company from August 2003 through March 2013

AC = Audit Committee

CC = Compensation Committee

FC = Finance Committee

NGC = Nominating and Corporate Governance Committee

M = Member

C = Chair

C* = Chair and Designated Financial Expert. Mr. Meurer ceased serving as the designated Audit Committee Financial Expert on March 11, 2020.

M* = Member and Designated Financial Expert. Mr. Watson was designated as the Audit Committee Financial Expert on March 11, 2020.

Board Characteristics and Diversity

89% of SYKES Directors are Independent	33% of SYKES Directors are from Diverse Racial/Ethnic Backgrounds	22% of SYKES Directors are Female

64 Years Average Age of SYKES Directors	8 Years Average Tenure of SYKES Directors

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. MacLeod

Director Since May 2005

James S. MacLeod was elected to the Board of Directors in May, 2005, and was elected as Non-Executive Chairman in May 2016. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its Non-Executive Chairman. Mr. MacLeod serves on the Board of Directors of CoastalStates Bank and has served as Non-Executive Chairman of the Board of CoastalSouth Bancshares, its holding company, since 2018. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters Degree in City Planning from the Georgia Institute of Technology. Mr. MacLeod is also a Trustee of the Allianz Global Investors Funds and serves as Chairman of their Performance Committee, he serves as a Trustee and Board Chairman of the University of Tampa, and serves as a Director of the Medical University of South Carolina (MUSC) Foundation and as a member of the Executive Committee and Chair of the Finance Committee.

Qualifications:

•   As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

Mr. Muir

Director Since May 2014

William D. Muir, Jr. was elected to the Board of Directors in 2014 and is Chairman of the Compensation Committee and a member of the Finance Committee. From October 2018 through 2019, Mr. Muir served as Chief Executive Officer of Electronics for Imaging, Inc. (NASDAQ: EFII), a Silicon Valley global technology company leading the worldwide transformation from analog to digital imaging. Mr. Muir served as the Chief Operating Officer of Jabil Circuit, Inc. (NYSE: JBL), from 2013 through 2017. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services, responsible for $14B of annual revenue with commercial leadership across diversified markets, including Healthcare & Life Sciences, Enterprise & Infrastructure, High Velocity and Industrial & Clean-tech. Additionally, Mr. Muir led the global, integrated capabilities in Operations, Supply Chain and Design which underpin these diversified businesses. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. In this capacity, he resided in Shanghai from 2004 through 2007 and subsequently in Singapore until 2009. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas.

Qualifications:

•   Mr. Muir brings to our Board a diverse background spanning engineering, manufacturing, supply chain, business development, and operations. He has been a leader in information technology, supply chain, security, quality, engineering innovation, and global, strategic accounts. Mr. Muir’s decade long global and domestic profit and loss responsibility also brings valuable business financial acumen to the Board.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Ms. Lutton

Director Since May 2014

Lorraine L. Lutton was elected to the Board of Directors in 2014 and is a member of the Audit, Nominating and Corporate Governance and Compensation Committees. Ms. Lutton has been named President and Chief Executive Officer of Mount Carmel Health System effective April 2020. Mount Carmel Health is an integrated health system with acute care hospitals which generates approximately 1.9 billion in revenue, has more than 10,000 employees and 2,000 physicians and serves more than 1 million patients each year. From 2016 through 2019, Ms. Lutton served as the President and Chief Executive Officer of Roper St. Francis Health Care, an integrated health system with acute care hospitals in Charleston, South Carolina. From 1992 through 2016, Ms. Lutton was employed by the BayCare Health System in various capacities, serving most recently as the President of St. Joseph’s Hospital, a 529 bed tertiary acute care facility in Tampa Florida. Ms. Lutton received her bachelor’s degree in public health, health policy and administration from the University of North Carolina at Chapel Hill, and her master’s degree in business administration from the Anderson Graduate School of Management at UCLA. Ms. Lutton is a Fellow of the American College of Healthcare Executives.

Qualifications:

•   Ms. Lutton brings to our Board substantial business experience in the healthcare arena, as well as communication, planning, organizational and management skills.

Mr. Sykes

Director Since August 2004

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the boards of the Greater Tampa Chamber of Commerce, the Tampa Bay Partnership, the Tampa Bay Metro Board of the American Heart Association, Feeding America of Tampa Bay, Inc., the Straz Center for the Performing Arts in Tampa, Florida, and the Board of Visitors for North Carolina State University, and is a member of the Florida Council of 100.

Qualifications:

•   As the Chief Executive Officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Meurer

Director Since October 2000

William J. Meurer was elected to the Board of Directors in October 2000 and is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and served as a member of the Board of Directors of the Eagle Family of Funds until November 2018. Mr. Meurer is a Certified Public Accountant.

Qualifications:

•   As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

Ms. Chang

Director Since March 2016

Vanessa C.L. Chang was elected to the Board of Directors in 2016 and is Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Ms. Chang previously served as a director of EL & EL Investments (Vancouver B.C. Canada), a private real estate investment business, from 1999 until 2018. She served as chief executive officer and president of ResolveItNow.com (Los Angeles, CA), an online dispute resolution service from 2000 to 2002, was senior vice president of Secured Capital Corporation (Los Angeles, CA), a real estate investment bank in 1998, and from 1986 until 1997 she was a partner in the accounting firm KPMG Peat Marwick LLP (Los Angeles, CA). Ms. Chang serves as a director of Edison International and its wholly-owned subsidiary, Southern California Edison Company (a regulated electric utility Los Angeles, CA), a director of Transocean Ltd. (an offshore contract driller, Zug Switzerland), and a director or trustee of seventeen funds advised by the Capital Group’s subsidiaries in the American Funds and Capital Group Private Client Services (Los Angeles, CA). Ms. Chang also sits on the Boards of Forest Lawn Memorial Parks Association (Glendale, CA) and SCO, America, Inc. (NY, NY), both non-profit organizations. She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

Qualifications:

•   Ms. Chang brings to the Board experience in accounting and financial reporting and governance matters. She also brings experience as a director of public, private, and non-profit organizations, as well as knowledge of securities regulation and corporate governance.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Evans

Director Since May 2016

Carlos E. Evans was elected to the Board of Directors at the annual meeting in May 2016 and is Chair of the Finance Committee and is a member of the Compensation Committee. Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Mr. Evans was also responsible for the bank’s government and institutional banking group and he served on Wells Fargo’s management committee. Mr. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Mr. Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt and not-for-profit healthcare groups. Before joining First Union, Mr. Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and former chairman of the board of the Medical University of South Carolina Foundation. He is also on the boards of four private companies, National Coatings and Supplies Inc., American Welding & Gas Inc., Warren Oil Co. and Johnson Management, and one other public company, Highwoods Properties, Inc. (NYSE: HIW).

Qualifications:

•   Mr. Evans brings to the Board a vast array of experiences in commercial banking, including financial aspects of governmental, tax exempt and not-for-profit healthcare groups. Mr. Evans’ decades of experience in various management roles provides a significant level of business acumen and judgment.

Mr. Watson

Director Since May 2018

W. Mark Watson was elected to the Board of Directors at the annual meeting in May 2018 and is a member of the Audit and Finance committees. Mr. Watson, a Certified Public Accountant, currently is the president of WM Watson, LLC, a consulting services organization. From 1973 to 2013, Mr. Watson held various positions at Deloitte Touche Tohmatsu (“Deloitte”) including Marketplace Leader, Lead Client Service Partner and Lead Audit Partner. Having spent his entire professional career at Deloitte, he worked with many mid-market to Fortune Global 500 companies, developing strengths in operations and strategic thinking implementation. Mr. Watson serves as the Chairman of the Board and Chairman of the Audit Committee for BioDelivery Sciences International, Inc., and serves on the Board of Directors of Momentum Health Holdings, LLC and Inhibitor Therapeutics, Inc. Mr. Watson has a Bachelor of Science degree in accounting from Marquette University. He currently serves on the Board of Trustees for the Moffitt Medical Group and the audit and finance committees for Moffitt Cancer Center and has served on various other civic and charitable boards in the past.

Qualifications:

•   As a result of his 40 years of experience with Deloitte, as well as his other professional and civic engagements, Mr. Watson brings to the Board valuable financial analytical skills, a deep understanding of accounting and management issues, strategic thinking and sound judgment.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Bozek

Director Since May 2019

Mark C. Bozek was elected to the Board of Directors in May 2019 and is a member of Compensation and Finance committees. Mr. Bozek is the Founder and CEO of Live Rocket, LLC, a New York based branding, licensing, marketing and entertainment company collaborating with domestic and international retailers on brand development and licensing opportunities as well as strategic partnerships and acquisitions, programming content and overall growth strategies on multiple platforms. Prior to the founding of Live Rocket in 2017, Mr. Bozek served as Chief Executive Officer of Evine Live, Inc. a digital TV commerce company from June 2014 to March 2016. Mr. Bozek served as President of Galgos Entertainment, a privately held film production company that he founded, from January 2003 to February 2017. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of HSN (f/k/a Home Shopping Network). From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC. Mr. Bozek previously served as a director of the Company from August 2003 until March 2013.

Qualifications:

•   Mr. Bozek’s experience as a public company CEO in call center enabled businesses, as well as commerce and content, equips him to provide industry insight to the Board and management on strategic and business planning and operations as well as employee relations, development and management succession.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Company,” then “Investor Relations” and then on the links under the heading “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board has adopted clear corporate governance policies;

•	a majority of the Board members are independent of the Company and its management;

•	all members of the key Board committees – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee – are independent;

•	the independent members of the Board meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications with our Board” below.

Corporate Responsibility and Sustainability

As the Company continues to grow and evolve, so too must our thinking around sustainability and our impact on the people and communities we serve. The Company has embraced this responsibility, making great strides in 2019 and setting the stage for continued success in 2020.

The concept of sustainability consists of three (3) basic pillars: (i) Social; (ii) Environmental; and (iii) Economic. Recognizing the effort needed to address each pillar adequately, the Company formed the Global Sustainability Council (the “Council”) in 2019.

The Council recently created a sub-committee for each of the three (3) sustainability pillars, providing even greater structure to support the Company’s efforts. The sub-

committees meet quarterly, while the Council meets bi- annually.

Raising awareness regarding the importance of sustainability is one of the Council’s top priorities. To that end, the Council distributes relevant material via the Company’s global, internal communication channels, and has also produced several videos highlighting various sustainability initiatives within the Company.

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In addressing the Social pillar, our focus is on the personal and professional growth of our employees. To accomplish this, the Company has established diversity and inclusion initiatives such as SYKES Women in Technology; we encourage cultural competence and generational diversity; we support and encourage community volunteering at every site; and we established a “work, learn, grow” program whereby employees gain exposure and learn about other positions within the Company beyond their current role. In 2019, the Company gained recognition for its efforts by winning a Stevie award for “Best Leadership Development Program”, presented by the American Business Awards organization.

Protecting the environment and making the Company’s infrastructure more efficient is also part of our sustainability strategy. The Company participates in the environmental reporting schemes of two companies: CDP (formerly the “Carbon Disclosure Project”) and EcoVadis. The Company’s efforts over the course of 2019 allowed us to improve our year-over-year standing with both organizations. In fact, the Company improved in five (5) of the seven (7) categories tracked by CDP. The Company is also demanding more from its partners. We created the SYKES Environmental Process document, which includes various requirements to which our partners must adhere, and imbedded it into our Request for Proposal process.

Turning to the Economic sustainability pillar, the Company is focused on strengthening the competencies and skills of communities in which we operate to foster social mobility. Perhaps the most public of the Company’s achievements in this area is our partnership with one of our clients in their Prosperity Hub initiative. As part of this initiative, we renovated buildings in three economically challenged cities; Morristown (KY), Perry County (Hazard, KY) and Wise (VA), to expand and modernize call centers, providing increased training resources and paying above-market wages. The Company is also incredibly proud of SYKES Academy’s success, which is a program that teaches English to people in our local communities, globally. Through the Company’s sponsorship, this program is free to those enrolled. Due to the success of SYKES Academy, a local government in Costa Rica partnered with the Company and provided use of an entire building dedicated to SYKES Academy.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Audit Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

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Related Party Transactions. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office One, LLC, an entity controlled by Mr. John Sykes, the founder, former Chairman and former CEO of the Company and the father of Charles E. Sykes, the Company’s current President and CEO, relating to the Company’s call center in Kingstree, South Carolina. On

May 21, 2008, the Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2019, the Company paid $476,810 to Kingstree Office One, LLC as rent on the Kingstree facility.

Leadership Structure

In 2005, our Board of Directors separated the positions of Chairman of the Board and Chief Executive Officer, believing that an independent non-employee Chairman could provide a diversity of view and experience in consultation with the Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of this committee reports directly to the full Board.

Director Independence

In accordance with Nasdaq rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards.

Based upon these standards, at its meeting held on March 11, 2020, the Board determined that each of the following non-employee directors was independent and had no relationship with the Company, except as a director and shareholder of the Company:

(1)	Mark C. Bozek	(5)	James S. MacLeod
(2)	Vanessa C.L. Chang	(6)	William J. Meurer
(3)	Carlos E. Evans	(7)	William D. Muir, Jr.
(4)	Lorraine L. Lutton	(8)	W. Mark Watson

Nominations for Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Nominating Committee has a specific goal of creating and maintaining a Board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Nominating Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

The Nominating Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Nominating Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating Committee and each nominee during the screening and evaluation process. The Nominating Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating Committee to be potential nominees, one or more members of the Nominating Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Nominating Committee which will conduct a personal interview with the candidate. During the interview, the Nominating Com-

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CORPORATE GOVERNANCE

mittee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating Committee, as a result of the Nominating Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

James S. MacLeod, William D. Muir, Jr. and Lorraine L. Lutton, the three CLASS I directors whose terms expire at the Annual Meeting and that are eligible for re-election, have each been recommended to the Board by the Nominating Committee, and nominated by the Board to stand for election to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of our Corporate Secretary, 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Corporate Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders;

provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Nominating Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602. Under the process for such communications established by the Board of Directors, the Chief Legal Officer and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Chief Legal Officer and Corporate Secretary, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized, and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll-free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Chief Legal Officer and Corporate Secretary of the Company.

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CORPORATE GOVERNANCE

Meetings and Committees of the Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met eleven times during 2019, of which five were regularly scheduled meetings and six were unscheduled meetings. The Board also acted twice by unanimous written consent. All directors attended at least 90% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2019. All of the directors attended the 2019 Annual Meeting of Shareholders on May 20, 2019.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Company,” then “Investor Relations” and then on “Documents and Charters” under the heading “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table on page 5 shows the committee composition for 2019.

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and served in that capacity for all of 2019 and until March 11, 2020. On March 11, 2020, the Board determined that Mr. Watson is an “audit committee financial expert” and appointed him to replace Mr. Meurer in that capacity. The Committee is governed by a written charter, which is reviewed on an annual basis.

Additional information about the Audit Committee is included under the heading “Audit Committee Disclosure” later in this proxy statement.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $5 million but less than $10 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity-based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation

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and benefits of the Company’s non-employee directors. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Although the Company does not have a formal, written compensation plan for non-employee directors, the Board of Directors, upon the recommendation of the Compensation Committee, has determined to pay non-employee directors a combination of cash and equity compensation on an annual basis (the “Annual Retainer”). The amount of the cash and equity compensation is subject to change each year. The equity compensation payable to non-employee directors was paid under the Company’s 2011 Equity Incentive Plan through May 20, 2019, and thereafter is paid under the Company’s 2019 Equity Incentive Plan.

Currently, the total value of the Annual Retainer payable to each non-employee director is $170,000, payable $70,000 in cash and the remainder paid in stock, the amount of which is determined by dividing $100,000 by the closing price of the Company’s common stock on the date of the annual shareholders meeting, rounded to the nearest whole number of shares.

Currently, all new non-employee directors joining the Board receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which is determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in 12 equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

In addition to the Annual Retainer award, the non-employee Chairman of the Board receives an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board receives an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares and unpaid cash are forfeited.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board. Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

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DIRECTOR COMPENSATION

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2019, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark C. Bozek	63,750	159,981	—	—	—	—		223,731
Vanessa C.L. Chang	92,500	99,988	—	—	—	30,860	(3)	223,348
Carlos E. Evans	90,000	99,988	—	—	—	—		189,988
Lorraine L. Lutton	95,000	99,988	—	—	—	—		194,988
James S. MacLeod	170,000	99,988	—	—	—	—		269,988
William J. Meurer	97,500	99,988	—	—	—	—		197,488
William D. Muir, Jr.	92,500	99,988	—	—	—	—		192,488
W. Mark Watson	87,500	99,988	—	—	—	—		187,488
Paul L. Whiting(4)	23,125	—	—	—	—	—		23,125

(1)

Amounts shown include the cash portion of the Annual Retainers and other amounts paid in cash for services on Board committees paid to each non-employee director in 2019. The amount shown for Mr. MacLeod includes $100,000 he receives for his services as independent Chairman of the Board.

(2)

The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s stock, and for Mr. Bozek, includes the initial retainer amounts paid in shares of the Company’s stock granted upon joining the Board in May 2019. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718. See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

(3)	This amount is comprised of business-related travel expenses of $30,089 and seminar fees of $771.
(4)	Mr. Whiting did not stand for re-election and retired from the Company’s Board of Directors in May 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) is intended to assist our shareholders in understanding our compensation philosophy, strategy, program design, policies, and practices, with a focus on our 2019 compensation decisions and results for our Named Executive Officers (“NEOs”). For 2019, our NEOs were as follows:

Name	Title
Charles E. Sykes	President and Chief Executive Officer
John Chapman	Chief Finance Officer
Lawrence R. Zingale	Chief Customer Officer and General Manager EMEA (“GM EMEA”)
James T. Holder	Chief Legal Officer and Corporate Secretary
David L. Pearson	Chief Information Officer

Executive Summary

Sykes is a complex global business serving sophisticated and demanding clients. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and the ability to understand and implement the Company’s strategic growth plan, including leveraging our proprietary technology and effectively managing our global customer response team.

Our compensation philosophy and strategy has been, and continues to be, focused on the following principles and objectives:

•	Provide market competitive total compensation opportunities;

•	Emphasize variable incentives (short-term and long-term) over fixed compensation (base salary);

•	Establish performance measures and goals that will align pay with performance;

•	Encourage long-term stock ownership to create strong alignment between management and our shareholders;

•	Adopt appropriate governance practices, processes and policies; and

•	Maintain a simple and straight forward program that is easy to understand and communicate.

2019 Compensation Actions

Heading into 2019, the Compensation Committee (the “Committee”) was generally satisfied with the overall existing design of the executive compensation program and believed that the structure was accomplishing the objectives outlined above. However, the Committee considered that none of the 2019 NEOs received a base compensation increase in 2018, and therefore determined that some adjustments to base salaries and short-term incentive opportunities for the NEOs were appropriate. Accordingly, the Committee made the following modifications for 2019:

•	Changes to the base compensation of the NEOs that ranged from 3.3% to 4% for all NEOs other than Mr. Chapman, whose base compensation was adjusted by 12.7% to better align base salary with the peer group market data;

•	No changes to the short-term incentive opportunity of the NEOs other than with regard to Messrs. Holder and Pearson whose short-term incentive opportunity as a percentage of base salary was increased from 50% to 70%;

•	No changes to the short-term incentive plan design for the NEOs;

•	No changes to the long-term incentive plan design except for the elimination of Stock Appreciation Rights from the mix, which resulted in a mix of Performance Shares (50%) and service-based Restricted Stock (50%);

2019 Company Performance Results

2019 Company performance highlights on key measures used in our short-term and long-term incentive plans are set forth below:

•	Revenue increased 0.9% year over year, on a constant currency basis[1], which is a component of our long-term incentive plans;

•	Adjusted Operating Income[1] for the year was $120.6 million (with a target of $130.9 million), which is a component of our short-term incentive plan for 2019 and long-term incentive plans beginning in 2018;

[1]

See the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2020, for a reconciliation of the Non-GAAP (generally accepted accounting principles) financial measures to their most directly comparable GAAP financial measures.

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COMPENSATION DISCUSSION AND ANALYSIS

•	3-Year Cumulative Revenue for 2017 – 2019 was $4.826 billion, which was 97.4% of target; and

•	3-Year Cumulative Plan Adjusted Operating Income for 2017 – 2019 was $349.9 million, which was 83.2% of target.

2019 Executive Compensation Results

These financial results yielded the following executive compensation results for 2019:

•	Short-term incentives for 2019 were earned at 80.5% of target for each NEO;

•	The Performance shares for the 2017 – 2019 period, which were based on cumulative revenue (1/3 of the total), were earned at 74.0% of target; and

•	The Performance shares for the 2017 – 2019 period, which were based on cumulative Adjusted Operating Income (2/3 of the total), were not earned by any NEO for that period, as the minimum threshold required to earn a payout was not met.

The Committee believes that these pay results are aligned with the Company’s performance results and are indicative of the intended linkage between pay and performance. Additionally, the service-based Restricted Stock awards, in conjunction with our executive stock ownership guidelines, create further alignment between executive compensation and long-term shareholder value creation.

2020 Executive Compensation Actions

In considering changes for 2020, the Compensation Committee focused on the following observations:

•	Strong shareholder support for the existing executive compensation structure, as expressed by the 2019 Say on Pay vote results, where approximately 94.73% of the votes cast at our 2019 Annual Meeting were voted FOR our program;

•	Strong pay and performance alignment achieved with respect to 2019 and the 3-year period covering 2017 – 2019;

•	Strong executive support of the existing executive compensation structure and plan designs; and

•	Strong alignment with market practices and trends, based on information and analysis provided to the Committee by its independent consultant.

Accordingly, only minor changes were made to the executive compensation program for 2020.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its outside independent compensation consultant, which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies in the external market. The market pay data is only one of many factors considered when making executive compensation determinations. The Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level of similarly situated executives. When an individual NEO’s pay falls outside of this general guideline, such variation is validated with additional objective measures unique to the NEO and necessarily not considered in the external market. These factors include, but are not limited to: the experience level of the NEO, additional internal responsibilities not generally reflected by similar roles in the external market and additional span or financial impact of the specific role relative to similarly situated roles.

A significant percentage of the target total compensation to our NEOs and other executive officers consists of performance-based incentives which align the interests of our executives with those of our shareholders. There is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation. In 2019 the Committee continued the basic structure utilized in recent years, which leverages performance-based incentives as a percentage of base salary. A significant percentage of the target total direct compensation of our executive officers is delivered in the form of non-cash, long-term equity incentive awards and performance-based incentive pay. A chart showing the relative percentages between base salary and target short-term and long-term incentive compensation of the NEOs for 2019 is included below in the section of this CD&A entitled “Elements of Compensation.”

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COMPENSATION DISCUSSION AND ANALYSIS

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee. The Committee has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to our executive team, specifically including the NEOs, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination. The CEO is not present during voting or any deliberations regarding his compensation.

The Role of the Chief Executive Officer. The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the NEOs. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management. The Committee periodically meets with representatives of our Human Resources, Finance, and Legal departments. These individuals provide the Committee with requested data, information, and advice regarding our executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants. In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. Since 2010, the Committee has utilized Pearl Meyer as its independent executive compensation consultant.

During 2019, at the Committee’s request, Pearl Meyer provided the following services:

•	Attended all regularly scheduled Committee meetings. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality;
•	Provided research, market data, survey information and design expertise to assist the Company in evaluating executive and director compensation programs;

•	Advised the Committee on all principal aspects of executive and director compensation, including the competitiveness of program design and award values; and

•	Provided specific analyses with respect to the compensation of the Company’s executive officers.

Pearl Meyer is directly engaged by, and its activities are dictated by, the Committee. Pearl Meyer and its affiliates provide services only to the Committee and are prohibited from providing services or products of any kind to the Company.

In 2019, the Committee assessed the independence of Pearl Meyer and considered whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the Nasdaq listing rules. Based on that assessment, the Committee determined at its March 10, 2020 meeting that Pearl Meyer was independent and that its work did not raise any conflicts of interest.

The Role of Peer Group Data. In making its compensation decisions for 2019, the Committee compared the Company’s pay and performance levels against a peer group of eleven publicly traded companies which the Committee believes are comparable to the Company and compete with the Company in the customer contact management industry for executive talent (the “Compensation Peer Group”). Pearl Meyer and the Committee annually review the composition of the Compensation Peer Group to determine whether there are new companies which should be added, or existing companies which should be deleted. For its analysis related to 2019 compensation decisions, the Committee made no changes from the previous year.

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2019 compensation decisions were:

•	Genpact Limited
•	Kforce Inc.
•	Convergys Corporation (Acquired by Synnex Corporation)
•	FTI Consulting, Inc.
•	TTEC Holdings, Inc.
•	Acxiom Corporation
•	Syntel, Inc.
•	ExlService Holdings, Inc.
•	Maximus, Inc.
•	CSG Systems International Inc.
•	ASGN Incorporated

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to proxy-reported data from the above peer group companies, Pearl Meyer gathers survey-reported pay data from various reputable compensation surveys containing relevant pay data for comparable roles in comparable organizations. Neither Pearl Meyer nor the Committee are aware of the specific companies reporting pay data within the various surveys used, but the data is selected based on industry and revenue size comparability to the Company.

As in prior years, the competitive market analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and ensuring that our executive compensation program is internally consistent and equitable.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the Company’s executive compensation program provided by Pearl Meyer. The analysis included a review of compensation competitiveness, pay and performance alignment, our Long-Term Incentive Plan (“LTIP”) design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned slightly below the 50th percentile;

•	Target total cash compensation (salary plus target short-term incentive opportunity) was slightly below the 50th percentile;

•	Long-term incentive grant values were positioned between the 50th and 75th percentiles and the aggregate equity grant rate (as a percent of shares outstanding) was at the 50th percentile;

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly below the 50th percentile;

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 50th percentile; and

•	The overall program strikes a balance between risks and rewards and is not believed to encourage executives to take undue risks that could materially harm the Company.

The above analysis reflects our executive team in the aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This analysis was completed in May 2019 and was one of many inputs into the Committee’s decisions with regard to our 2019 executive compensation program.

Results of Our Shareholder Advisory Votes to Approve Compensation of Our NEOs. At our 2019 and 2018 Annual Meetings of Shareholders, our shareholders had the opportunity to cast advisory votes to approve the compensation of our named executive officers as disclosed in our 2019 and 2018 proxy statements. Approximately 94.73% of the votes cast on this proposal in 2019, and 96.02% of the votes cast on this proposal in 2018, voted to approve, on an advisory basis, the compensation of our named executive officers in 2019 and 2018, respectively. The Committee believes that the results of these votes indicate that our shareholders generally support our executive compensation program. The Committee considered that support when making executive compensation decisions for fiscal 2019. As a result, the Committee recommended that the executive compensation structure for 2019 remain substantially the same, utilizing a combination of base salary, short-term incentive and long-term incentive compensation, with total compensation being weighted heavily toward equity-based compensation. The only material change to the executive compensation structure in 2019 was the elimination of SARs from the equity mix and the substitution therefore of service-based restricted stock units. The long-term equity incentive compensation program designs for performance cycles beginning in 2017, 2018 and 2019 are shown below in the tables under the heading “Performance-Based, Long-Term Equity Incentive Compensation” in this CD&A. The Committee will continue to monitor and consider the outcome of shareholder advisory votes when making future decisions regarding our executive compensation program.

Elements of Compensation

The 2019 compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of performance-based restricted stock units and service-based restricted stock units.

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COMPENSATION DISCUSSION AND ANALYSIS

The relative percentages between base salary, annual cash incentive targets and long-term, equity-based incentive targets as compared to total target compensation for the NEOs for 2019 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long- Term Equity Incentive
Charles E. Sykes	100%	16%	18%	66%
John Chapman	100%	27%	19%	54%
Lawrence R. Zingale	100%	27%	19%	54%
James T. Holder	100%	38%	24%	38%
David L. Pearson	100%	38%	24%	38%

Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

The key elements of our 2019 executive compensation program were as follows:

Type of Compensation	Element of Compensation	Description	Rationale

Base Salary		• Fixed amount of annual cash compensation	• Attracts and retains talented, experienced executives

Short-Term Incentive Awards	Annual Performance-Based Cash Incentive Award

•  Variable cash amount based on achievement of Company (and sometimes individual) performance goals

•  Award value generally based on a percentage of the executive’s base salary and achievement of Adjusted Operating Income performance targets

•  Threshold performance (80% of target performance measures) paid out at 50% of target, maximum performance (120% of target performance measures) paid out at 150% of target

•  Motivates executives to achieve and exceed annual goals

•  Attracts talent by offering a compensation opportunity that awards performance

•  Maximizes short-term profitability and drives shareholder value

Long-Term Incentive Awards	Service-Based Restricted Stock Units Awards	• Share-based element of incentive compensation. • Vest ratably over a three-year period	• Service-based vesting blends a short-term award with long-term incentive • Encourages retention of NEOs and key management
Performance-Based Restricted Stock Unit Awards

•  Variable amount of shares paid out to the executive at the end of a three-year performance period

•  Award value based on a percentage of the executive’s base salary in the year of grant and achievement of revenue and Adjusted Operating Income performance targets

•  1/3 of the amount of shares paid out are tied to gross revenue, 2/3 of the shares paid out are tied to Adjusted Operating Income

•  Threshold performance (95% of target performance measures) paid out at 50% of the target pay out, maximum performance (110% of target performance measures) paid out at 200% of target payout

• Rewards achievement of long-term performance goals • Balances short-term and long-term decision making • Maximizes long-term profitability and drives shareholder value

Base Salary

Base salary is designed to provide each of our NEOs with a fixed amount of annual compensation that is competitive within the external market. Base salaries for the NEOs are determined for each executive based on his or her position and responsibility. They are further validated and informed using market data provided to the Committee by Pearl Meyer. During its review of base salaries for executives, the Committee primarily considers:

•	the market data provided by Pearl Meyer;

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COMPENSATION DISCUSSION AND ANALYSIS

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the base salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s performance, with input from the President and CEO. Merit increases for the President and CEO are determined by the Committee based upon the Committee’s assessment of performance, with input from the Board, and after consultation with Pearl Meyer. The Committee determined that there would be a 3.3% adjustment to the CEO’s base salary in 2019 and the Committee recommended to the full Board that there be base salary increases for the remaining NEOs in 2019 as set forth in the table below:

Named Executive Officer	Base Salary Before Adjustment ($)	2019 Increase (%)	2019 Increase ($)	Base Salary After Adjustment ($)
Charles E. Sykes	740,500	3.3	24,500	765,000
John Chapman	426,000	12.7	54,000	480,000
Lawrence R. Zingale	464,000	3.3	15,300	479,300
James T. Holder	370,290	4.0	14,710	385,000
David L. Pearson	339,539	3.8	12,961	352,500

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to:

•	Reward achievement of pre-determined annual Company (and sometimes individual) performance goals;

•	Reward current performance by determining payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business; and

•	Encourage actions by the executives that contribute directly to our operating and financial results.

In fiscal year 2019, the annual cash incentive opportunity for the President and CEO and all other executive officers was determined based solely upon the achievement of pre-determined Company financial goals.

At the beginning of the year, the Committee set minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to Company financial performance. Threshold performance represents the minimum performance that the Committee determined would still warrant incentive recognition for that particular goal. The incentive maximum performance goal represents the highest level of performance for which an NEO may receive incentive compensation. The Committee’s policy is that no annual performance-based cash incentive compensation determined by reference to Company financial performance is paid to any executive of the Company if our finan-

cial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting the target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to the Company’s bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Pearl Meyer.

For 2019, the Committee met with management and reviewed the Company’s operating plan for 2019 to establish the target financial goals of the Company on which the annual performance-based cash incentive compensation awards would be based. The sole performance measure selected for the 2019 short-term incentive plan for all NEOs was “Adjusted Operating Income.”

Adjusted Operating Income is the Non-GAAP measure utilized by the Company in reporting operational results, which is then tracked to the financial results on a GAAP basis. The Committee believes that an alignment of the calculation of short-term incentive compensation with the public reporting of operational results provides share-

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holder transparency into the determination of management incentive compensation, and also aligns such incentive compensation with business decisions that are in the best interest of the Company. The calculation of “Adjusted Operating Income” is set forth in the chart below.

Adjusted Operating Income = GAAP Operating Income Adjusted for:

• depreciation and amortization related to write ups in connection with acquisitions;

• costs to obtain synergies in connection with acquisitions;

• transaction costs associated with entity acquisitions and dispositions;

• restructuring and impairment charges related to the acquisitions and dispositions referenced above; and

• other accounting adjustments to the proforma budget.

The Company’s 2019 annual incentive plan compensation is summarized in the table below:

Named Executive Officer	Salary(1)	Threshold Award Percentage(2,3)	Target Award Percentage(2)	Maximum Award Percentage(2)	Target Annual Incentive Award	2019 Annual Cash Incentive Award	2019 Award Percentage
Charles E. Sykes	$740,500	55%	110%	165%	$830,100	$668,231	89%
	$765,000
John Chapman	$426,000	35%	70%	105%	$320,010	$257,608	56%
	$480,000
Lawrence R. Zingale	$464,000	35%	70%	105%	$330,978	$266,438	56%
	$479,300
James T. Holder	$370,920	25%	50%	75%	$233,813	$188,219	50%
	$385,000	35%	70%	105%
David L. Pearson	$339,539	25%	50%	75%	$214,180	$172,415	50%
	$352,500	35%	70%	105%

(1)

The salaries for each of the NEOs was adjusted effective May 24, 2019 and the calculation of the annual cash incentive was based on the respective salaries for the number of days each was in effect for the year.

(2)	As a percentage of the respective NEO’s eligible earnings
(3)

The threshold percentage upon which the annual cash incentive was based was increased effective May 24, 2019 from 25% to 35% for Messrs. Holder and Pearson, and the calculation of the annual cash incentive utilized the respective percentages for the number of days each was in effect for the year.

Discretionary Bonuses

The Committee believes that discretionary bonuses should be a rare occurrence because such bonuses do not support our philosophy of aligning the long-term interests of our executive officers with those of our shareholders. Consistent with its usual practices, the Committee did not award any discretionary bonuses to any of the NEOs for 2019 performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executive officers is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. For its long-term incentive compensation program, the Committee utilizes a combination of performance-based restricted stock units and service-based restricted stock units. The Committee believes these components of performance-based, long-term equity incentive compensation directly align the interests of its shareholders by requiring achievement of both long-term operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2019, the grant mix for the NEOs was as follows:

The performance-based restricted stock unit award is earned based on cumulative performance over a 3-year performance period. The service-based restricted stock unit award vests ratably over a 3-year period (i.e., 1/3 of the award vests at the end of the first year of the period, 1/3 vests at the end of the second year of the period and 1/3 vests at the end of the third year of the period).

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensa-

tion program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with a significant portion of total compensation being “at risk.” In setting award percentages (which are tied to salary), the Committee considers the level of each executive officer’s accountability for contributing to bottom line financial results, and the degree of influence that the executive officer has over these results, as well as data from the market assessment provided by Pearl Meyer.

With respect to the performance-based restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board’s approval of its operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method for the three-year performance cycles since, including the performance cycle beginning in 2019.

The performance-based restricted stock awards are paid out at 50% of target payout for attaining 95% of the target performance measure (the threshold performance goal) and at 200% of the target payout for attaining 110% of the target performance measure (the maximum performance goal), with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-based restricted stock grant that was either awarded in or has a payout potential in the years covered by this proxy statement. The amount each NEO received as performance-based long-term equity incentive compensation for each of the three-year measurement periods beginning in 2017, 2018 and 2019 is reported in the “Stock Awards” column of the Summary Compensation Table on page 33 of this proxy statement.

2019 — 2021 Performance Cycle

In 2019, the Committee set the 2019 – 2021 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Service- Based Restricted Stock Award Percentage
Charles E. Sykes	200%	200%
John Chapman	100%	100%
Lawrence R. Zingale	100%	100%
James T. Holder	50%	50%
David L. Pearson	50%	50%

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The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2019 – 2021 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Adjusted Operating Income	2/3	$392,100,000	$412,700,000	$454,000,000
Revenue	1/3	$5,074,000,000	$5,341,100,000	$5,875,200,000

The 2019 – 2021 performance cycle LTIP target award values for the performance stock awards are as follows:

Named Executive Officer	Performance Stock Value at Target(1)	Number of Shares of Performance Stock Awarded at Target	Service- Based Restricted Stock Value(1)	Number of Shares of Service- Based Restricted Stock Awarded
Charles E. Sykes	$1,481,004	52,093	$1,481,004	52,093
John Chapman	$425,995	14,984	$425,995	14,984
Lawrence R. Zingale	$464,006	16,321	$464,006	16,321
James T. Holder	$185,165	6,513	$185,136	6,512
David L. Pearson	$169,784	5,972	$169,756	5,971

(1)

The value of the performance-based and service-based restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The performance-based restricted stock vests on March 15, 2022 based upon the achievement of the Adjusted Operating Income and Revenue measures discussed above. The service-based restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2019, 1/3 of the award vesting after fiscal 2020 and 1/3 of the award vesting after fiscal 2021.

2018 — 2020 Performance Cycle

In 2018, the Committee set the 2018 – 2020 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Service- Based Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	100%	40%	60%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
David L. Pearson	50%	20%	30%

The SARs were granted in fiscal 2018, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2018 – 2020 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Adjusted Operating Income	2/3	$370,700,000	$390,200,000	$429,200,000
Revenue	1/3	$4,988,400,000	$5,252,000,000	$5,777,200,000

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COMPENSATION DISCUSSION AND ANALYSIS

The 2018 – 2020 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target(1)	Number of Shares of Performance Stock Awarded at Target	Service- Based Restricted Stock Value(1)	Number of Shares of Service- Based Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,481,000	52,611	$592,389	21,044	129,912
John Chapman	$425,994	15,133	$170,392	6,053	37,368
Lawrence R. Zingale	$463,996	16,483	$185,593	6,593	40,702
James T. Holder	$185,143	6,577	$74,063	2,631	16,241
David L. Pearson	$169,772	6,031	$67,898	2,412	14,892

(1)

The value of the performance-based and service-based restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The performance-based restricted stock vests on March 15, 2021 based upon the achievement of the Adjusted Operating Income and Revenue measures discussed above. The service-based restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2018, 1/3 of the award vesting after fiscal 2019 and 1/3 of the award vesting after fiscal 2020.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2018, 1/3 of the award vesting after fiscal 2019, and 1/3 of the award vesting after fiscal 2020. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on June 1, 2018 with an exercise price of $28.15. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

2017 – 2019 Performance Cycle

In 2017, the Committee set the 2017 – 2019 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Service- Based Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	100%	40%	60%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
David L. Pearson	50%	20%	30%

The SARs were granted in fiscal 2017, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2017 – 2019 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Adjusted Operating Income	2/3	$399,300,000	$420,300,000	$462,300,000
Revenue	1/3	$4,706,600,000	$4,954,300,000	$5,449,700,000

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The 2017 – 2019 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target(1)	Number of Shares of Performance Stock Awarded at Target	Service- Based Restricted Stock Value(1)	Number of Shares of Service- Based Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,444,806	49,210	$577,893	19,683	138,923
John Chapman	$426,131	14,514	$170,435	5,805	40,973
Lawrence R. Zingale	$464,211	15,811	$185,673	6,324	44,636
James T. Holder	$180,623	6,152	$72,226	2,460	17,368
David L. Pearson	$165,620	5,641	$66,236	2,256	15,926

(1)

The value of the performance-based and service-based restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The performance-based restricted stock vested on March 15, 2020 to the extent that the Adjusted Operating Income and Revenue measures discussed above were met. The service-based restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018 and 1/3 of the award vesting after fiscal 2019.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018, and 1/3 of the award vesting after fiscal 2019. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 21, 2017 with an exercise price of $29.36. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

Executive Deferred Compensation

The Company’s non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was adopted by the Board effective December 17, 1998. It was last amended and restated on August 15, 2017 effective as of January 1, 2018. Participation in the Deferred Compensation Plan is limited to a select group of key management employees and employees who are expected to receive an annualized base salary that exceeds the amount taken into account for purposes of determining highly compensated employees as defined by the Internal Revenue Code. The Deferred Compensation Plan provides participants with the ability to defer between 1% and 80% of their compensation (between 1% and 100% prior to June 30, 2016, the effective date of the first amendment) until the participant’s retirement, termination, disability or death, a change in control of the Company, as defined in the Deferred Compensation Plan, or an in-service distribution as described below in this section. Using the Company’s common stock, the Company matches 50% of the amounts deferred by participants on a quarterly basis up to a total of $12,000 per year for the president, chief executive officer, “c-suite executives” and executive vice presidents, $7,500 per year for senior vice presidents, global vice presidents and vice presidents, and, effective January 1, 2017, $5,000 per year for all other participants (there was no match for other participants prior to January 1, 2017, the effective date of the second amendment).

A participant in the Deferred Compensation Plan forfeits any undistributed matching contributions if the participant is terminated for “cause” as defined in the Deferred

Compensation Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company. Matching contributions and the associated earnings vest over a seven-year service period. Participants that terminate their employment (for reasons other than death, disability or retirement) less than seven years after the date they begin making contributions to the Deferred Compensation Plan risk forfeiture of all or a portion of the Company’s matching contributions and earnings, as outlined below:

Years of Participation in the Deferred Compensation Plan Prior to Termination	Effect of Termination on Matching Contribution and Earnings
Less than 3	Forfeited
3 or more, but less than 5	Forfeits 67%
5 or more, but less than 7	Forfeits 33%
7 or more	Retains 100%

Vesting will be accelerated in the event of the participant’s death or disability, retirement (defined as separation from service after age 65) or a change in control of the Company. In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Compensation deferred by a participant while participating in the Deferred Compensation Plan is deferred until such participant’s retirement, termination, disability or death, a change in control of the Company, or an in-service

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distribution as described below in this section, and in such event is paid out to the participant or his beneficiary.

Distributions of a participant’s deferred compensation and Company common stock contributed as matching contributions are made (or in the case of an election to receive annual installment distributions, the installments commence) as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

A participant also may elect to receive all of a portion of the deferred amounts while still employed by the Company, so long as the distributions do not commence until January 31 of the third year after such election is made.

Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other members of the senior management team, which vary by position from 50% to 400% of base salary. These guidelines (which allow the executives five (5) years from the date they first participate in the Company’s equity plan, or from the date ownership guidelines are increased) to acquire the required amount of stock, were originally adopted in 2006 and updated in 2013 and again in 2015. The Committee reviews the stock ownership of the Company’s executive officers on an annual basis to ensure that the executive officers are compliant with, or within the five-year compliance window, are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock and fully vested matching shares under the Company’s Executive Deferred Compensation Plan. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock.

Clawback Policy

Our “clawback” policy provides the Compensation Committee (the “Committee”) with the authority to require reimbursement or cancellation of cash incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The Committee may make determinations of overpayment at any time through the end of the fiscal year following the year for which the inaccurate performance criteria were measured; provided that, if steps have been taken within such period to restate the Company’s financial results, the time period will be extended until such restatement is completed. In the event the Committee determines that there has been fraud, willful misconduct, or gross negligence, the Committee may make a determination of overpayment of incentive compensation for a period of three years from the act of fraud or misconduct. The Company has also included negative discretion language in all equity incentive agreements beginning in 2017 allowing the Committee to reduce or eliminate unvested equity grants for executive wrongdoing.

Insider Trading, Anti-Hedging and Anti-Pledging Policy

The Board of Directors has enacted a robust “insider trading, anti-hedging and anti-pledging” policy applicable to all officers and directors of the Company. The policy outlines both objective rules and subjective guidelines regarding insider trading to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about the Company from: (i) trading in securities of the Company or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. This policy also prohibits any persons covered by the policy from engaging in short-term trading, short sales, trading of publicly traded options or hedging transactions involving Company securities and strictly limits any trading on margin or pledging of company securities.

Change-in-Control Provisions

We have change-in-control provisions in the employment agreements with Messrs. Sykes, Chapman and Zingale. We also have change-in-control provisions in all of the equity incentive agreements with all of our executives and key employees issued under the 2011 and 2019 Equity Incentive Plans. The change-in-control provision in the employment agreement with Mr. Sykes is a modified “double-trigger” arrangement which permits him to terminate his agreement for “good reason,” the definition of which includes a change-in-control. The change-in-control provisions in the two other employment agreements are

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COMPENSATION DISCUSSION AND ANALYSIS

“double-trigger” arrangements, meaning that payments are only made if there is a change-in-control of the Company and the executive officer’s employment is terminated without cause, or the executive officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the NEOs, and the other executive officers, contain severance agreements ranging from one to three years of compensation and benefits in the event of termination by the Company other than for cause. These agreements are discussed in greater detail beginning on page 44 under the heading “Employment Agreements.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change-in-control of the Company.

Perquisites and Other Personal Benefits

The Company provides its NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These amounts represent mainly Company matches to the Deferred Compensation Plan, excess group term life insurance premiums and additional compensation paid to the NEOs related to the cost of executive physicals and other health and welfare benefits. The NEOs are also permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Mitigating Compensation Risks

Although the responsibility for oversight of enterprise risk management lies with the full Board, the Committee annually reviews and conducts an assessment of the risks associated with the Company’s compensation policies and practices. Based on its assessment conducted in 2019, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, the Committee evaluated each of the following key elements of the Company’s compensation plans and practices for its executive officers:

•	Performance and pay horizons are appropriate and not overweight in short-term incentives;

•	The relationship between the incremental achievement levels and corresponding payouts in the Company’s incentive plans are appropriate and have caps on payouts;

•	The incentive plans employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds; and

•	Equity compensation plans for executive officers consist of a balanced mix of performance-based restricted stock awards and service-based restricted stock awards.

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. As a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, the Company believes that compensation paid under its current management incentive plans will not be fully deductible for federal income tax purposes. While the impact of tax reform on deductibility of executive compensation is not expected to be significant in the near term, it is anticipated that in future years a material amount of executive compensation may be considered non-deductible for tax purposes. Accord-

ingly, the Committee will continue to examine the Company’s executive compensation program structure to ensure the proper balance between competitive compensation and deductibility.

Nonqualified Deferred Compensation. The Company believes its agreements containing deferred compensation components comply with the final regulations issued in connection with the American Jobs Creation Act of 2004 and the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 29 under the heading “Executive Deferred Compensation.”

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William D. Muir, Jr., Chairman

Mark C. Bozek

Carlos E. Evans

Lorraine L. Lutton

32    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2019, 2018 and 2017. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity-based compensation.

The named executive officers did not receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2019, December 31, 2018 or December 31, 2017. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee and were effective March 15, 2019, March 12, 2018 and March 14, 2017, respectively, and were paid in March 2020, March 2019 and March 2018, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Charles E. Sykes	2019	754,637	—	2,962,008	—	668,231	—	46,644	4,431,520
President and Chief	2018	740,500	—	2,073,389	888,598	608,877	—	34,531	4,345,895
Executive Officer	2017	732,845	—	2,022,699	866,880	572,352	—	45,061	4,239,837
John Chapman	2019	457,157	—	851,990	—	257,608	—	39,349	1,606,104
Chief Finance Officer	2018	426,000	—	596,386	255,597	222,907	—	37,909	1,538,799
	2017	426,005	—	596,566	255,672	211,724	—	37,359	1,527,326
Lawrence R. Zingale	2019	472,826	—	928,012	—	266,438	—	146,115	1,813,391
Chief Customer	2018	464,000	—	649,589	278,402	135,931	—	44,675	1,572,597
Officer and GM EMEA	2017	464,006	—	649,884	278,529	208,037	—	42,797	1,643,253
James T. Holder	2019	378,778	—	370,301	—	188,219	—	47,377	984,675
Chief Legal Officer and	2018	370,290	—	259,206	111,088	138,393	—	47,354	926,331
Corporate Secretary	2017	366,462	—	252,849	108,376	130,094	—	43,179	900,960
David L. Pearson	2019	347,015	—	339,540	—	172,415	—	50,058	909,028
Chief Information	2018	339,539	—	237,670	101,861	126,903	—	49,920	855,893
Officer	2017	336,037	—	231,856	99,372	119,293	—	48,277	834,835

(1)

The amounts shown in column (e) and (f) represent awards pursuant to long-term incentive bonus programs (restricted stock and stock appreciation rights, respectively) established by the Compensation Committee. The amounts are based on the aggregate grant date fair value of the awards, with the value of the performance-based awards in column (e) based on the probable outcome of the performance conditions as of the grant date, in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718. The maximum fair values of the awards made in 2019 at the grant date, assuming achievement of the highest level of performance, are as follows: Mr. Sykes – $4,443,012; Mr. Chapman – $1,277,985; Mr. Zingale – $1,392,018; Mr. Holder – $555,437; and Mr. Pearson – $509,295.

(2)

The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance-based incentive programs established by the Committee and discussed in more detail on page 24 under the heading “Performance-Based Annual Cash Incentive Compensation.”

(3)	The amounts shown in column (i) reflect for each named executive officer:
•

Effective April 1, 2019, Mr. Zingale was awarded a short-term compensation adjustment of $11,110.78 per month through the end of 2019, for a total of $99,997, as additional compensation for special assigned duties.

•

matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 29 under the heading “Executive Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits and the cost of premiums for term life and disability insurance benefits; and

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EXECUTIVE COMPENSATION

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ 401(k) Savings Plan and Trust, as follows:

Name	Short-Term Compensation Adjustment ($)	EDC Matching Contr. ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total All Other Compensation ($)
Charles E. Sykes	—	11,991	29,053	5,600	46,644
John Chapman	—	11,991	27,358	—	39,349
Lawrence R. Zingale	99,997	11,961	34,157	—	146,115
James T. Holder	—	11,889	29,888	5,600	47,377
David L. Pearson	—	11,971	32,487	5,600	50,058

34    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2019, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards, which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, and (v) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	3/15	415,050	830,100	1,245,151	—	—	—	—	—	—	—
	3/13	—	—	—	26,047	52,093	104,186	—	—	28.43	1,481,004
	3/13	—	—	—	—	—	—	52,093	—	28.43	1,481,004
	3/31	—	—	—	—	—	—	424	—	28.28	11,991
John Chapman	3/15	160,005	320,010	480,015	—	—	—	—	—	—	—
	3/13	—	—	—	7,492	14,984	29,968	—	—	28.43	425,995
	3/13	—	—	—	—	—	—	14,984	—	28.43	425,995
	3/31	—	—	—	—	—	—	139	—	28.28	3,931
	6/30	—	—	—	—	—	—	173	—	27.46	4,751
	9/30	—	—	—	—	—	—	108	—	30.64	3,309
Lawrence R. Zingale	3/15	165,489	330,978	496,468	—	—	—	—	—	—	—
	3/13	—	—	—	8,161	16,321	32,642	—	—	28.43	464,006
	3/13	—	—	—	—	—	—	16,321	—	28.43	464,006
	3/31	—	—	—	—	—	—	151	—	28.28	4,270
	6/30	—	—	—	—	—	—	183	—	27.46	5,025
	9/30	—	—	—	—	—	—	87	—	30.64	2,666
James T. Holder	3/15	116,906	233,813	350,719	—	—	—	—	—	—	—
	3/13	—	—	—	3,256	6,513	13,025	—	—	28.43	185,165
	3/13	—	—	—	—	—	—	6,512	—	28.43	185,136
	3/31	—	—	—	—	—	—	120	—	28.28	3,394
	6/30	—	—	—	—	—	—	146	—	27.46	4,009
	9/30	—	—	—	—	—	—	115	—	30.64	3,524
	12/31	—	—	—	—	—	—	26	—	36.99	962
David L. Pearson	3/15	107,090	214,180	321,271	—	—	—	—	—	—	—
	3/13	—	—	—	2,986	5,972	11,943	—	—	28.43	169,784
	3/13	—	—	—	—	—	—	5,971	—	28.43	169,756
	3/31	—	—	—	—	—	—	300	—	28.28	8,484
	6/30	—	—	—	—	—	—	127	—	27.46	3,487

(1)	These amounts are based on the individual’s current salary and position.
(2)

Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 50% of the target amount shown in column (g), and the amount shown in column (h) is 200% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards is based upon the target amounts shown in column (g).

(3)

The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan and the service based restricted stock portion of the Long-Term Incentive Stock Grants.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2019. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan, if any; and the number of shares of long-term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2017-2019 LTI PS(2)	—	—	—	—	—	—	—	35,759	1,322,725
2017-2019 LTI RS(3)	—	—	—	—	—	—	—	6,561	242,691
2017-2019 SARs(4)	—	46,308	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(5)	—	—	—	—	—	—	—	37,529	1,388,198
2018-2020 LTI RS(6)	—	—	—	—	—	—	—	14,030	518,970
2018-2020 SARs(7)	—	86,608	—	28.15	06/01/28	—	—	—	—
2019-2021 LTI PS(8)	—	—	—	—	—	—	—	28,217	1,043,747
2019-2021 LTI RS(9)	—	—	—	—	—	—	—	52,093	1,926,920
John Chapman
2017-2019 LTI PS(2)	—	—	—	—	—	—	—	10,547	390,134
2017-2019 LTI RS(3)	—	—	—	—	—	—	—	1,935	71,576
2017-2019 SARs(4)	—	13,658	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(5)	—	—	—	—	—	—	—	10,795	399,307
2018-2020 LTI RS(6)	—	—	—	—	—	—	—	4,036	149,292
2018-2020 SARs(7)	12,456	24,912	—	28.15	06/01/28	—	—	—	—
2019-2021 LTI PS(8)	—	—	—	—	—	—	—	8,117	300,248
2019-2021 LTI RS(9)	—	—	—	—	—	—	—	14,984	554,258
Lawrence R. Zingale
2017-2019 LTI PS(2)	—	—	—	—	—	—	—	11,489	424,978
2017-2019 LTI RS(3)	—	—	—	—	—	—	—	2,108	77,975
2017-2019 SARs(4)	—	14,879	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(5)	—	—	—	—	—	—	—	11,758	434,928
2018-2020 LTI RS(6)	—	—	—	—	—	—	—	4,396	162,608
2018-2020 SARs(7)	—	27,135	—	28.15	06/01/28	—	—	—	—
2019-2021 LTI PS(8)	—	—	—	—	—	—	—	8,840	326,992
2019-2021 LTI RS(9)	—	—	—	—	—	—	—	16,321	603,714
James T. Holder
2017-2019 LTI PS(2)	—	—	—	—	—	—	—	4,471	165,382
2017-2019 LTI RS(3)	—	—	—	—	—	—	—	820	30,332
2017-2019 SARs(4)	—	5,790	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(5)	—	—	—	—	—	—	—	4,692	173,557
2018-2020 LTI RS(6)	—	—	—	—	—	—	—	1,754	64,880
2018-2020 SARs(7)	—	10,828	—	28.15	06/01/28	—	—	—	—
2019-2021 LTI PS(8)	—	—	—	—	—	—	—	3,528	130,501
2019-2021 LTI RS(9)	—	—	—	—	—	—	—	6,512	240,879

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EXECUTIVE COMPENSATION

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David L. Pearson
2015-2017 SARs(1)	11,225	—	—	25.06	04/03/25	—	—	—	—
2017-2019 LTI PS(2)	—	—	—	—	—	—	—	4,099	151,622
2017-2019 LTI RS(3)	—	—	—	—	—	—	—	752	27,816
2017-2019 SARs(4)	—	5,309	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(5)	—	—	—	—	—	—	—	4,302	159,131
2018-2020 LTI RS(6)	—	—	—	—	—	—	—	1,608	59,480
2018-2020 SARs(7)	—	9,928	—	28.15	06/01/28	—	—	—	—
2019-2021 LTI PS(8)	—	—	—	—	—	—	—	3,235	119,663
2019-2021 LTI RS(9)	—	—	—	—	—	—	—	5,971	220,867

(1)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The SARs vest 1/3 each year on March 15, 2016, 2017, and 2018, provided the employee is still in the employ of the Company.

(2)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vested on March 15, 2020 to the extent that the performance measures were met.

(3)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.

(4)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The SARs vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.

(5)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The shares vest on March 15, 2021 if the performance measures have been met.

(6)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The shares vest 1/3 each year on March 15, 2019, 2020, and 2021, provided the employee is still in the employ of the Company.

(7)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The SARs vest 1/3 each year on March 15, 2019, 2020, and 2021, provided the employee is still in the employ of the Company.

(8)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2019-2021 performance measurement period. The shares vest on March 15, 2022 if the performance measures have been met.

(9)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2019-2021 performance measurement period. The shares vest 1/3 each year on March 15, 2020, 2021, and 2022, provided the employee is still in the employ of the Company.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information for the named executive officers on (1) SAR, LTI PS and LTI RS exercises during 2019, including the number of shares acquired upon exercise and the value realized; (2) the number of shares acquired upon the vesting of Long-Term Incentive Performance Shares and Long-Term Incentive Restricted Stock; and (3) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
2015-2017 SARs	10,356	386,211	—	—
2016-2018 LTI PS	—	—	16,068	451,029
2016-2018 LTI RS	—	—	6,157	172,827
2016-2018 SARs	13,628	508,231	—	—
2017-2019 LTI RS	—	—	6,561	184,167
2017-2019 SARs	19,694	734,437	—	—
2018-2020 LTI RS	—	—	7,014	196,883
2018-2020 SARs	10,614	395,799	—	—
EDC Match Contr.(1)	—	—	424	11,991
John Chapman
2015-2017 SARs	6,631	248,083	—	—
2016-2018 LTI PS	—	—	3,460	97,122
2016-2018 LTI RS	—	—	1,326	37,221
2016-2018 SARs	4,458	166,762	—	—
2017-2019 LTI RS	—	—	1,935	54,315
2017-2019 SARs	5,871	219,613	—	—
2018-2020 LTI RS	—	—	2,017	56,617
EDC Match Contr.(1)	—	—	420	11,991
Lawrence R. Zingale
2016-2018 LTI PS	—	—	4,870	136,701
2016-2018 LTI RS	—	—	1,866	52,379
2016-2018 SARs	6,153	229,087	—	—
2017-2019 LTI RS	—	—	2,108	59,172
2017-2019 SARs	6,290	234,188	—	—
2018-2020 LTI RS	—	—	2,197	61,670
2018-2020 SARs	3,308	123,188	—	—
EDC Match Contr.(1)	—	—	421	11,961
James T. Holder
2016-2018 LTIPS	—	—	2,008	56,365
2016-2018 LTIRS	—	—	770	21,614
2016-2018 SARs	1,724	64,541	—	—
2017-2019 LTIRS	—	—	820	23,017
2017-2019 SARs	2,488	93,087	—	—
2018-2020 LTIRS	—	—	877	24,617
2018-2020 SARs	1,338	50,070	—	—
EDC Match Contr.(1)	—	—	407	11,889
David L. Pearson
2010-2012 SARs	1,005	29,093	—	—
2011-2013 SARs	4,668	173,624	—	—
2013-2015 SARs	2,824	105,023	—	—
2014-2016 SARs	5,679	211,218	—	—
2016-2018 LTI PS	—	—	1,842	51,705
2016-2018 LTI RS	—	—	706	19,817
2016-2018 SARs	2,313	86,011	—	—
2017-2019 LTI RS	—	—	752	21,109
2017-2019 SARs	2,232	83,017	—	—
2018-2020 LTI RS	—	—	804	22,568
2018-2020 SARs	1,205	44,825	—	—
EDC Match Contr.(1)	—	—	427	11,971

(1)

Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2019.

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Pension Benefits

The Company does not maintain any pension plans for the benefit of its executive officers.

Nonqualified Deferred Compensation

Pursuant to the Company’s Executive Deferred Compensation Plan, which is described under “Compensation Discussion and Analysis – Executive Deferred Compensation” beginning on page 29, a select group of key employees, including our NEOs, may defer a portion of their compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2019.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

Principal Preservation Separate Account	1.90%	Vanguard Target Retirement 2060 lnv	24.96%

PGIM Total Return Bond R6	11.13%	Vanguard Target Retirement Inc. Fund lnv	13.16%

Vanguard Total Bond Mkt Index Adm	8.71%	Robeco BP Large Cap Value Equity Fund	24.29%

Pimco Real Return lnstl	8.52%	Vanguard Total Intl Stock Index Admiral	21.51%

Vanguard Target Retirement 2015 lnv	14.81%	Vanguard 500 Index Admiral	31.46%

Vanguard Target Retirement 2020 lnv	17.63%	Vanguard US Growth Admiral	33.51%

Vanguard Target Retirement 2025 lnv	19.63%	Harbor Mid Cap Value Retirement	23.03%

Vanguard Target Retirement 2030 lnv	21.07%	Vanguard Mid Cap Index Admiral	31.03%

Vanguard Target Retirement 2035 lnv	22.44%	Janus Henderson Enterprise N	35.40%

Vanguard Target Retirement 2040 lnv	23.86%	Goldman Sachs Small Cap Value R6	23.19%

Vanguard Target Retirement 2045 lnv	24.94%	Vanguard Small Cap Index Adm	27.37%

Vanguard Target Retirement 2050 lnv	24.98%	Voya SmallCap Opportunities R6	25.50%

Vanguard Target Retirement 2055 lnv	24.98%	Hartford International Opportunities R6	26.15%

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2019, and the aggregate balance at year end.

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Charles E. Sykes	60,888	11,991	229,247	—	1,208,699

John Chapman	36,573	11,991	69,028	—	301,789

Lawrence R. Zingale	37,826	11,961	203,133	—	894,830

James T. Holder	30,302	11,889	178,889	—	918,817

David L. Pearson	49,256	11,971	305,148	—	1,326,099

(1)	The amounts shown are included in either the amounts of “Salary” in column (c) or the amounts of “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table.
(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.

SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement    39

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Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2019:

	(a)		(b)	(c)

	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by shareholders	77,699	(1)	—	4,347,616(3)

Equity compensation plans not approved by shareholders	126,626	(2)	—	N/A(2)

Totals	204,325		—	4,347,616

(1)	Includes SARs issued under the 2011 Equity Plan converted to shares using December 31, 2019 stock price.
(2)

Represents shares of common stock of Sykes issued as matching grants under the Deferred Compensation Plan for executives described below. There is no specific number of shares reserved for issuance under the Executive Nonqualified Deferred Compensation Plan.

(3)	Includes shares of common stock of Sykes authorized for awards under the 2019 Equity Incentive Plan plus forfeitures of awards authorized under the 2011 Equity Incentive Plan.

Shares awarded under all of the above stock option plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market.

For a summary of the terms of Sykes’ 2019 Equity Incentive Plan, see Proposal 3 of the Company’s 2019 Proxy Statement, as filed with the Securities and Exchange Commission on April 19, 2019, which summary is qualified in its entirety by the terms of the 2019 Equity Incentive Plan filed as Appendix A to the Company’s 2019 Proxy Statement, and is incorporated herein by reference. For a summary of the terms of Sykes’ 2011 Equity Incentive Plan, see Note 24 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 26, 2019, and incorporated herein by reference.

Potential Payments upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company who were employed by the Company at the end of 2019 in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2019, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;

•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

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Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of any of Messrs. Sykes, Chapman, Zingale, Holder or Pearson is terminated by the Company for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if any of Messrs. Sykes, Chapman or Zingale terminates his employment agreement for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary;

•	Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which he is then participating; and

•	Each of Messrs. Holder and Pearson will be entitled to receive an amount equal to his annual base salary.

In the event that any of Messrs. Sykes, Chapman, Zingale, Holder or Pearson terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short-term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long-term disability utilizing multiple plans. The base long-term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long-term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Messrs. Sykes, Chapman and Zingale which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes terminates his employment in connection with a change of control, or if any of Messrs. Sykes, Chapman or Zingale terminates his employment for good reason (as defined in his employment agreement) in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” he will receive the following benefits:

Mr. Sykes. Mr. Sykes will be entitled to receive an amount equal to three times his then current annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

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Messrs. Chapman and Zingale. Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to two times his then current annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of two. The maximum bonus amount is to be determined under the performance-based bonus plan in which he is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Messrs. Holder and Pearson. Neither of Mr. Holder or Mr. Pearson has change of control provisions in his employment agreement, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2019:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)

Severance Pay	1,530,000	2,295,000	—	1,530,000	2,295,000

Bonus Payment	—	2,524,500	—	—	2,524,500

Stock Option Vesting Acceleration	—	1,118,945	—	—	1,118,945

Stock Grants Vesting Acceleration	—	14,075,102	—	—	14,075,102
Payment for Taxes Resulting from Deferred Compensation Distribution	—	784,210	—	—	784,210
Total	1,530,000	20,797,757	—	1,530,000	20,797,757

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John Chapman

The following table shows the potential payments upon termination or a change of control of the Company for John Chapman, the Company’s Chief Finance Officer, as if such termination had occurred on December 31, 2019:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)

Severance Pay	480,000	960,000	—	480,000	960,000

Bonus Payment	504,000	1,008,000	—	504,000	1,008,000

Stock Option Vesting Acceleration	—	434,544	—	—	434,544

Stock Grants Vesting Acceleration	—	4,076,890	—	—	4,076,890
Payment for Taxes Resulting from Deferred Compensation Distribution	—	195,802	—	—	195,802
Total	984,000	6,675,236	—	984,000	6,675,236

Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Chief Customer Officer and GM EMEA, as if such termination had occurred on December 31, 2019:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)

Severance Pay	479,300	958,600	—	479,300	958,600

Bonus Payment	503,265	1,006,530	—	503,265	1,006,530

Stock Option Vesting Acceleration	—	353,400	—	—	353,400

Stock Grants Vesting Acceleration	—	4,440,834	—	—	4,440,834
Payment for Taxes Resulting from Deferred Compensation Distribution	—	580,570	—	—	580,570
Total	982,565	7,339,934	—	982,565	7,339,934

James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Chief Legal Officer and Corporate Secretary, as if such termination had occurred on December 31, 2019:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)

Severance Pay	385,000	385,000	—	—	—

Stock Options Vesting Acceleration	—	139,897	—	—	139,897

Stock Grants Vesting Acceleration	—	1,759,577	—	—	1,759,577

Payment for Taxes Resulting from Deferred Compensation Distribution	—	596,133	—	—	596,133
Total	385,000	2,880,607	—	—	2,495,607

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David L. Pearson

The following table shows the potential payments upon termination or a change of control of the Company for David L. Pearson, the Company’s Chief Information Officer, as if such termination had occurred on December 31, 2019:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)

Severance Pay	352,500	352,500	—	—	—

Stock Options Vesting Acceleration	—	262,185	—	—	262,185

Stock Grants Vesting Acceleration	—	1,613,430	—	—	1,613,430

Payment for Taxes Resulting from Deferred Compensation Distribution	—	860,379	—	—	860,379
Total	352,500	3,088,494	—	—	2,735,994

CEO to Median Employee Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. In 2018, we determined our median employee based on total earnings (annualized in the case of employees who joined the Company during 2017) of each of our 48,300 employees (excluding the Chief Executive Officer) as of December 31, 2017. Because there was no significant change to our employee population and compensation arrangements, or to the median employee’s circumstances during 2019, we have used the same median employee for fiscal year 2019. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2019 was $9,594. As disclosed in the Summary Compensation Table appearing on page 33, our Chief Executive Officer’s annual total compensation for 2019 was $4,431,520. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 462 to 1.

Employment Agreements

Charles E. Sykes. The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, upon the recommendation of the Compensation Committee, the Board increased Mr. Chapman’s annual base salary to $765,000, effective as of May 24, 2019. Mr. Sykes also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If employment is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If employment is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then

44    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

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participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination.

The agreement provides that Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

John Chapman. The Company and Mr. Chapman are parties to an employment agreement, dated April 15, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Chapman will serve as an executive of Sykes. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Chapman’s annual base salary is to be not less than $330,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under Sykes’s long-term incentive plan with a target award of 100% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, upon the recommendation of the Compensation Committee, the Board increased Mr. Chapman’s annual base salary to $480,000, effective as of May 24, 2019.

If employment is terminated by Sykes for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Chapman for good reason (as defined below), Sykes is required to pay Mr. Chapman an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Chapman is then participating. If employment is terminated by Mr. Chapman for good reason within 24 months after a change in control of Sykes (as defined in the agreement), Sykes is required to pay Mr. Chapman an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Chapman in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Chapman is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Chapman is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise

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EXECUTIVE COMPENSATION

required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Chapman for good reason in connection with a change of control of Sykes, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Chapman.

“Good reason” for Mr. Chapman’s termination of the agreement is defined in the agreement as: (i) Sykes’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Chapman’s principal office, or (iv) a change in reporting such that Mr. Chapman is required to report to someone other than the CEO.

The agreement provides that if Mr. Chapman’s employment is terminated by Sykes due to his death, disability or for cause, or voluntarily by Mr. Chapman other than for good reason, then Sykes will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Chapman may not solicit any of Sykes’s employees or compete directly or indirectly with Sykes during the term of the agreement and for one year after its expiration in any area in which Sykes’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Lawrence R. Zingale. The Company and Mr. Zingale are parties to an employment agreement, dated September 13, 2012, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Chief Customer Officer and GM EMEA. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, upon the recommendation of the Compensation Committee, the Board increased Mr. Zingale’s annual base salary to $479,300, effective as of May 24, 2019.

If employment is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If employment is terminated by Mr. Zingale for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Zingale for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

46    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

EXECUTIVE COMPENSATION

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

James T. Holder. The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve as an executive of the Company. Mr. Holder serves as Chief Legal Officer and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion.

Most recently, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Holder’s annual base salary to $385,000, effective as of May 24, 2019. He also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If employment is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of employment. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Holder may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

David L. Pearson. The Company and Mr. Pearson are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement replaced the employment agreement between the Company and Mr. Pearson dated as of September 13, 2005.

The employment agreement provides that Mr. Pearson will serve as an executive of the Company. Mr. Pearson currently serves as Chief Information Officer. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Pearson’s annual base salary is to be not less than $254,100, and he is entitled to (i) participate in a performance-based bonus program, (ii) annual grants under the Company’s long-term incentive plan, and (iii) standard fringe benefits provided to other executive officers. Most recently, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Pearson’s annual base salary to $352,500, effective as of May 24, 2019.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Pearson an amount equal to his annual base salary. Except as provided below, the foregoing amounts are to

SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement    47

EXECUTIVE COMPENSATION

be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Pearson is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement provides that if Mr. Pearson’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Pearson, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Pearson may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

48    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement    49

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

50    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors. The Audit Committee charter was last amended on December 4, 2018 and reconfirmed by the Audit Committee on December 2, 2019. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate. The Board of Directors has also determined that in addition to the accounting and other related financial management expertise held by the various members of the Audit Committee, Mr. Meurer specifically qualifies as an “audit committee financial expert” as that term has been defined by the Securities and Exchange Commission and Mr. Meurer held that position until March 11, 2020. On March 11, 2020 the Board of Directors determined that Mr. Watson qualifies as an “audit committee financial expert” and appointed him to serve in that role.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance.

In accordance with rules established by the Securities and Exchange Commission, as well as the internal policies of Deloitte & Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves an initial meeting between the Chair of the Audit Committee and the candidate for the role, followed by a meeting of the candidate and discussions with the full Committee and with management.

Among other duties, the Audit Committee is also responsible for:

•	Overseeing the integrity of our financial statements, our accounting and financial reporting processes and our systems of internal control over financial reporting.
•	Overseeing our compliance with financial, legal and regulatory requirements.

•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function, including a review and approval of the Company’s internal audit plan.

•	Reviewing the Company’s quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, the Company’s internal auditors and the Company’s independent auditors.

•	Establishment of procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive regarding fraud in connection with, or the integrity of, our financial reporting. Employees are encouraged to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial wrongdoing.

•	Reviewing and discussing with the Company’s independent auditors the overall scope and plans for their audit and review and approval of the terms of the engagement letter.

•	Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration

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AUDIT COMMITTEE DISCLOSURE

and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, as well as reviews of our quarterly financial statements and statutory audits of international subsidiaries. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche LLP for audit and audit-related services. The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2019 and December 31, 2018 were as follows:

	2019 ($)	2018 ($)
Audit Fees(1)	2,491,918	2,480,447
Audit-Related Fees(2)	3,790	5,390
Tax Fees	—	—
All Other Fees	—	—
())

Fees for audit services in 2019 and 2018 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand-alone statutory audits.

(2)	Fees for audit-related services in 2019 and 2018 included the Company’s subscription for accounting research tools.

52    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2019, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)

discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB, and

(3)

received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including:

•	the length of time the firm has been engaged by the Company and its familiarity with our global operations and business, accounting policies and practices and internal control over financial reporting,

•	the quality of the Audit Committee’s ongoing discussions with Deloitte & Touche LLP and an assessment of the professional qualifications and past performance of the lead audit partner, and

•	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peers.

Based upon these evaluations, the Audit Committee recommended to the Board at the February 18, 2020 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

Vanessa C.L. Chang

Lorraine L. Lutton

W. Mark Watson

February 18, 2020

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement    53

SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of March 31, 2020, for each director and nominee for director, each of our current executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Options Currently Exercisable Or Exercisable within 60 days	Stock- Settled Stock Appreciation Rights Vested and Vesting within 60 days	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Mark C. Bozek	4,723	—	—	4,723	*
Vanessa C.L. Chang	16,104	—	—	16,104	*
Carlos E. Evans	16,057	—	—	16,057	*
Lorraine L. Lutton	25,642	—	—	25,642	*
James S. MacLeod(1)	45,816	—	—	45,816	*
William J. Meurer	73,569	—	—	73,569	*
William D. Muir, Jr.	24,742	—	—	24,742	*
Charles E. Sykes(2)	861,866	—	—	861,866	2.1%
W. Mark Watson	5,991	—	—	5,991	*
John Chapman(3)	182,405	—	—	182,405	*
Lawrence R. Zingale(4)	212,624	—	—	212,624	*
James T. Holder(5)	85,629	—	—	85,629	*
David L. Pearson(6)	134,632	—	—	134,632	*
Others	124,206	—	—	124,206	*
All directors and executive officers as a group – 15 persons	1,814,006	—	—	1,814,006	4.4%

*	Less than 1.0%
(1)	Includes 2,500 shares held by Mr. MacLeod in an IRA.
(2)	Includes 430,449 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 8,658 vested shares as part of the Executive Deferred Compensation Plan.
(3)	Includes 128,492 shares of restricted stock issued as part of the various equity-based, long term incentive awards, and 2,254 vested shares as part of the Executive Deferred Compensation Plan.
(4)	Includes 134,855 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 6,993 vested shares as part of the Executive Deferred Compensation Plan.
(5)	Includes 53,957 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 8,454 vested shares as part of the Executive Deferred Compensation Plan.
(6)	Includes 49,445 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 11,866 vested shares as part of the Executive Deferred Compensation Plan.

54    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of March 12, 2020, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Company’s common stock.

Name	Shares	Percent
BlackRock, Inc.(1) 55 East 52nd Street New York, New York, 10055	5,967,533	14.46%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,312,560	10.45%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	3,527,100	8.55%
Victory Capital Management Inc. (4) 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	2,319,956	5.62%
Fuller & Thaler Asset Management, Inc.(5) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	2,193,455	5.29%

(1)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 2, 2020. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. No one person’s interest in the common stock is more than five percent of the total outstanding common stock, other than iShares Core S&P Small-Cap ETF.

(2)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 12, 2020. Vanguard is a registered investment adviser.
(3)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2020. Dimensional is a registered investment adviser that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.

(4)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”) on February 14, 2020. Fuller & Thaler is deemed to be the beneficial owner of the number of securities reflected in Items 5-9 and 11 of page two (2) of its Schedule 13G pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock.

(5)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission Victory Capital Management Inc. on January 1, 2020. The clients of Victory Capital Management Inc., including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock reflected in Victory Capital Management Inc.’s Schedule 13G. No client has the right to receive or the power to direct the receipt of dividends from Sykes Enterprises Incorporated, or the proceeds from the sale of, more than 5% of such common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based upon a review of the forms filed by the Company’s executive officers and directors and written representations and information provided by them to the Company or otherwise available to the Company, during the years ended December 31, 2019, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except for the filings below:

•

Mr. Zingale made a charitable gift of 1,700 shares of the Company’s common stock on October 28, 2019. The failure to file a Form 4 or Form 5 was inadvertent and a Form 4 reporting the transaction was filed on March 13, 2020.

SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement    55

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2021 Annual Meeting of Shareholders or introduce an item of business at such Annual Meeting and have us include such proposal in our proxy statement and form of proxy for presentation at our 2021 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602, by December 11, 2020. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance –Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Corporate Secretary

56    SYKES ENTERPRISES, INCORPORATED  ï  2020 Proxy Statement

SYKES ENTERPRISES, INCORPORATED 400 N. ASHLEY DRIVE TAMPA FL 33602 ATTN: SUBHAASH KUMAR

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of three Class I Directors.

	Nominees	For	Against	Abstain

1A	James S. MacLeod	☐	☐	☐

1B	William D. Muir, Jr.	☐	☐	☐

1C	Lorraine L. Lutton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	Non-binding advisory vote to approve executive compensation.	☐	☐	☐

3	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business matters as may properly come before this meeting or any adjournment or postponements thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SYKES ENTERPRISES, INCORPORATED Annual Meeting of Shareholders, May 12, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints each of Charles E. Sykes, John Chapman and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, Florida, 33602, on Tuesday, May 12, 2020, at 8:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side